EXHIBIT 10.2
JOINDER TO SUBSIDIARY GUARANTY
     Each of the undersigned (each, a “Guarantor”) joins in the Subsidiary Guaranty dated as of May 1, 2006 from the Guarantors named therein in favor of the Holders, as defined therein, and (i) jointly and severally with the other Guarantors under the Subsidiary Guaranty, guarantees to the Holders from time to time of the Notes the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and the full and prompt performance and observance of all Obligations (as defined in Section 2 of the Subsidiary Guaranty), (ii) accepts and agrees to perform and observe all of the covenants set forth therein, (iii) waives the rights set forth in Section 5 of the Subsidiary Guaranty, (iv) waives the rights, submits to jurisdiction, and waives service of process as described in Section 11 of the Subsidiary Guaranty and (v) agrees to be bound by all of the terms thereof and each represents and warrants to the Holders that:
     (a) such Guarantor is validly existing and in good standing or equivalent status under the laws of its jurisdiction of organization and has the requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged;
     (b) such Guarantor has the requisite power and authority and the legal right to execute and deliver this Joinder to Subsidiary Guaranty (“Joinder”) and to perform its obligations hereunder and under the Subsidiary Guaranty and has taken all necessary action to authorize its execution and delivery of this Joinder and its performance of the Subsidiary Guaranty;
     (c) the Subsidiary Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law);
     (d) the execution, delivery and performance of this Joinder will not violate any provision of any requirement of law or material contractual obligation of such Guarantor and, except as provided in the Note Purchase Agreement, will not result in or require the creation or imposition of any Lien on any of the properties, revenues or assets of such Guarantor pursuant to the provisions of any material contractual obligation of such Guarantor or any requirement of law;
     (e) except as provided in the Note Purchase Agreement, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of this Joinder;

     (f) no litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of such Guarantor, threatened by or against such Guarantor or any of its properties or revenues with respect to this Joinder, the Subsidiary Guaranty or any of the transactions contemplated hereby or thereby;
     (g) the execution, delivery and performance of this Joinder will not violate any provision of any order, judgment, writ, award or decree of any court, arbitrator or Governmental Authority, domestic or foreign, or of the charter or bylaws of such Guarantor or of any securities issued by such Guarantor; and
     (h) after giving effect to the transactions contemplated herein, (i) the present fair salable value of the assets of such Guarantor is in excess of the amount that will be required to pay its probable liability on its existing debts as said debts become absolute and matured, (ii) such Guarantor has received reasonably equivalent value for executing and delivering this Joinder, (iii) the property remaining in the hands of such Guarantor is not an unreasonably small capital, and (iv) such Guarantor is able to pay its debts as they mature.
     Capitalized Terms used but not defined herein have the meanings ascribed in the Subsidiary Guaranty. This Joinder shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance.

     IN WITNESS WHEREOF, the undersigned have caused this Joinder to Subsidiary Guaranty to be duly executed as of September 29, 2006.

EPSILON DATA MANAGEMENT, LLC,
a Delaware limited liability company

By:	/s/ Alan M. Utay

Name:	Alan M. Utay

Title:	Vice President

EPSILON MARKETING SERVICES, LLC,
a Delaware limited liability company

By:	/s/ John W. Scullion

Name:	John W. Scullion

Title:	President

ALLIANCE DATA FOREIGN HOLDINGS, INC.,
a Delaware corporation

By:	/s/ John W. Scullion

Name:	John W. Scullion

Title:	President